As filed with the Securities and Exchange Commission on April 13, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BAKER HUGHES INCORPORATED
(Exact name of issuer as specified in its charter)

DELAWARE	76-0207995
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
(Address, including zip code of Principal Executive Offices)

BAKER HUGHES INCORPORATED 2002 EMPLOYEE LONG-TERM INCENTIVE PLAN
(Full title of the plan)

ALAN R. CRAIN, JR., ESQ.
GENERAL COUNSEL
BAKER HUGHES INCORPORATED, 2929 ALLEN PARKWAY, SUITE 2100
HOUSTON, TEXAS 77019

(713) 439-8600
(Telephone number, including area code, of agent for service)
     Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum	Amount
Securities	Amount	Offering	Aggregate	of
to be	to be	Price per	Offering	Registration
Registered	Registered(1)	Share(2)	Price(2)	Fee
Common Stock, $1.00 par value per share	12,500,000 Shares	$49.26	$615,750,000	$43,903

(1)	There are also being registered hereunder an indeterminate number of shares as may become issuable under the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan, as amended, pursuant to certain anti-dilution provisions therein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) and based upon the average of the high and low sales price of the Common Stock reported on the New York Stock Exchange on April 7, 2010.

EXPLANATORY NOTE
     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of Registration Statement No. 333-87372 on Form S-8, filed by Baker Hughes Incorporated with the Securities and Exchange Commission, are incorporated herein by reference.
Part II
Item 8. Exhibits

10.1	Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan (incorporated by reference from Exhibit 4.4 to the Registration Statement No. 333-87372 on Form S-8, filed with the Securities and Exchange Commission on May 1, 2002).

10.2	Amendment to Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan (incorporated by reference from Exhibit 10.4 to Quarterly Report No. 001-09397 on Form 10-Q, filed with the Securities and Exchange Commission on July 29, 2008).

10.3	Amendment to Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan (incorporated by reference from Annex H to the Registration Statement No. 333-162463 on Form S-4, filed with the Securities and Exchange Commission on February 9, 2010).

*5.1	Opinion of William D. Marsh, Deputy General Counsel of Baker Hughes Incorporated, as to the legality of the securities.

*23.1	Consent of Deloitte & Touche LLP

*23.2	Consent of William D. Marsh, Deputy General Counsel of Baker Hughes Incorporated (included in Exhibit 5.1 hereto)

*24.1	Power of Attorney (included on Pages II-2 and 3 of this Registration Statement)

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of April, 2010.

BAKER HUGHES INCORPORATED
By:	/s/ Chad C. Deaton
Chad C. Deaton
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chad C. Deaton, Peter A. Ragauss and Alan J. Keifer, and each of them, any of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any or all amendments to this registration statement, including post-effective amendments to this registration statement, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of April, 2010, by the following persons in the capacities indicated below.

Signature	Title

/s/ Chad C. Deaton	Chairman of the Board, President and Chief Executive Officer (principal executive officer)
(Chad C. Deaton)

/s/ Peter A. Ragauss	Senior Vice President and Chief Financial Officer (principal financial officer)
(Peter A. Ragauss)

/s/ Alan J. Keifer	Vice President and Controller (principal accounting officer)
(Alan J. Keifer)

/s/ Larry D. Brady	Director
(Larry D. Brady)

/s/ Clarence P. Cazalot, Jr.	Director
(Clarence P. Cazalot, Jr.)

/s/ Edward P. Djerejian	Director
(Edward P. Djerejian)

/s/ Anthony G. Fernandes (Anthony G. Fernandes)	Director

/s/ Claire W. Gargalli	Director
(Claire W. Gargalli)

/s/ Pierre H. Jungels	Director
(Pierre H. Jungels)

/s/ James A. Lash	Director
(James A. Lash)

Signature	Title

/s/ J. Larry Nichols	Director
(J. Larry Nichols)

/s/ H. John Riley, Jr.	Director
(H. John Riley, Jr.)

/s/ Charles L. Watson	Director
(Charles L. Watson)

Exhibit Index

10.1	Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan (incorporated by reference from Exhibit 4.4 to the Registration Statement No. 333-87372 on Form S-8, filed with the Securities and Exchange Commission on May 1, 2002).

10.2	Amendment to Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan (incorporated by reference from Exhibit 10.4 to Quarterly Report No. 001-09397 on Form 10-Q, filed with the Securities and Exchange Commission on July 29, 2008).

10.3	Amendment to Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan (incorporated by reference from Annex H to the Registration Statement No. 333-162463 on Form S-4, filed with the Securities and Exchange Commission on February 9, 2010).

*5.1	Opinion of William D. Marsh, Deputy General Counsel of Baker Hughes Incorporated, as to the legality of the securities.

*23.1	Consent of Deloitte & Touche LLP

*23.2	Consent of William D. Marsh, Deputy General Counsel of Baker Hughes Incorporated (included in Exhibit 5.1 hereto)

*24.1	Power of Attorney (included on Pages II-2 and 3 of this Registration Statement)

*	Filed herewith.

II-4